UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 7, 2006
(Date of earliest event reported)

U.S. CANADIAN MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-25523
(Commission File Number)

33-0843633
(IRS Employer Identification No.)

4955 S. Durango Suite 216, Las Vegas, Nevada 89113
(Address of principal executive offices)(Zip Code)

(702) 433-8223
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	Effective March 7, 2006 the Board of Directors of U. S. Canadian Minerals, Inc. dismissed Kyle Tingle CPA, the Company’s independent auditor previously engaged to audit its financial statement.

The decision to dismiss Kyle Tingle CPA was made due to Mr. Tingle’s large workload and inability to complete work in a timely manner.

We have provided Kyle Tingle CPA with a copy of the above statements in response to Item 304(a) of Regulation S-B in conjunction with the filing of this Form 8-K. We have requested Kyle Tingle CPA to furnish us with a letter addressed to the Securities and Exchange Commission stating whether Kyle Tingle CPA agrees with the above statements made by us.

(b)
Effective March 7, 2006 the Board of Directors of the Company engaged Ronald N. Silberstein CPA, PLLC (“Silberstein“) as our new independent auditor. The Company did not consult with Silberstein during the fiscal years ended 2005 and 2004, or during the subsequent interim reporting periods from the last fiscal year ended of December 30, 2004, through and including December 31, 2005, on the application of accounting principles, the type of opinion Silberstein might issue on our financial statements or with respect to any disagreements with or reportable event in connection with the performance of services by Kyle Tingle, the Company’s former independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CANADIAN MINERALS, INC.

Date: March 9, 2006,	/s/ Adam Jenn
Adam Jenn, President